RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            THE FORSCHNER GROUP, INC.
                            -------------------------



                  It is hereby certified that:

                    FIRST:  The  present  name of the  corporation  (hereinafter referred to as the "Corporation") is The Forschner Group, Inc. The Corporation was originally incorporated under the name R. H. Forschner Co., Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 12, 1974.

                    SECOND:  The provisions of the Certificate of  Incorporation as heretofore amended are hereby restated and integrated into a single instrument that is entitled Restated Certificate of
               Incorporation of The Forschner Group, Inc. There is no discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and the provisions of the Restated Certificate of Incorporation of the Forschner Group as hereinafter set forth.

                    THIRD:  The Board of Directors of the  Corporation  has duly adopted this Restated Certificate of Incorporation of the Corporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION

                                       of

                            THE FORSCHNER GROUP, INC.
                            -------------------------


                  FIRST:  The name of the corporation is:

                            THE FORSCHNER GROUP, INC.

                    SECOND: The address of its registered office in the State of
               Delaware is 26 The Green, in the City of Dover, County of Kent. The name of the registered agent at such address is XL Corporate Services, Inc.

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

                    THIRD:  The  nature  of  the  business  or  purposes  to  be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                    FOURTH:  The total  number of shares  which the  Corporation shall have the authority to issue shall be Eight Million (8,000,000) shares, par value $.10 per share, all of which shall be designated as Common Stock.

                    FIFTH: The corporation  reserves the right to amend,  alter, change or repeal any provision  contained in this  certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon
               stockholders   and   directors   are  granted   subject  to  this
               reservation.

                    SIXTH:  To the  fullest  extent  permitted  by the  Delaware
               General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the foregoing in any respect, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                    SEVENTH:  (a) Right to Indemnification.  (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments,  fines,  ERISA  excise  taxes  or  penalties  and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and
               (ii) the Corporation may indemnify and hold harmless in such manner any person who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the
               Corporation. In the event a director or officer of the Corporation shall serve as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise in which the Corporation maintains an investment it shall be conclusively presumed for purposes of the indemnification provided for in subsection (ii) above that such service has been undertaken at the request of the Corporation. The foregoing presumption shall apply regardless of whether such director or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this Article of the Certificate of Incorporation or prior to his or her becoming an officer or director of the Corporation. The right to indemnification conferred in subsection (i) above shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation for any period after the adoption of this Article of the Certificate of Incorporation and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                    (b) Right of Claimant to Bring Suit. If a claim under subsection a(i) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                    (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    (d) Insurance.  The Corporation may maintain  insurance,  at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

                    EIGHTH:  The  Board  of  Directors  of  the  Corporation  is
               expressly authorized to adopt, amend or repeal the By-Laws of the Corporation."


                    IN WITNESS  WHEREOF,  the  undersigned  have  executed  this
               Restated  Certificate  of  Incorporation  this  10th day of June,
               1987.



                                                                Signature
                                                                James W. Kennedy
                                                                       President



ATTEST:



Signature
Joel Wulinsky
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            THE FORSCHNER GROUP, INC.



                    The Forschner Group, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                    1. The Certificate of Incorporation  of the Corporation,  as
               heretofore amended, authorized the issuance of eight million (8,000,000) shares of capital stock, all of which shares were designated Common Stock, par value $.10 per share.

                    2. In order to change the capital structure of the Corporation, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                    "FOURTH:  Capital  Stock.  The  total  number  of  shares of capital stock ("Capital Stock") which the Corporation shall have authority to issue is fourteen million (14,000,000), all of the par value $.10 per share, of which twelve million (12,000,000) shares shall be designated Common Stock and two million (2,000,000) shares shall be designated Preferred Stock.

                    Except  for  shares  of   Preferred   Stock,   the   powers,
               preferences and relative, participating, optional or other special rights, including, without limitation, the right to receive dividends, and the qualifications, limitations or restrictions with respect thereto, of each share of capital stock shall be identical, share for share.

                    (a) Voting. Shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote. Shares of Preferred Stock shall entitle the holders thereof to such vote, if any, as shall be fixed by the Board of Directors (or duly authorized committee thereof) pursuant to Article FOURTH (b).

                    (b) Preferred Stock.  Authority is hereby expressly  granted to the Board of Directors or a duly authorized committee thereof at any time and from time to time to issue shares of Preferred Stock in one or more series and for such consideration as may be fixed from time to time by the Board of Directors, and to fix, before the issuance of any shares of a particular series of Preferred Stock, the designation of such series; the number of shares to comprise such series; the dividend rate per annum, liquidation rights and redemption price or prices, if any, of such series; the terms and conditions of any such redemption; the sinking fund provisions, if any, in respect of such series; the terms and conditions on which the shares of such series are convertible, if they are convertible; and any other rights, preferences and limitations pertaining to such series. All shares of any one series of Preferred Stock shall be identical. To the extent so fixed by the Board of Directors and consistent with applicable law, each such series of Preferred Stock shall have rights and preferences senior to the rights herein granted to the Common Stock.

                    (c) Dividends. Subject to the rights of the holders of shares of Preferred Stock (if any shares of Preferred Stock shall be issued), dividends payable in cash or property are payable if, when, and as declared by the Board of Directors out of funds legally available therefor.

                    (d) Reservation of Shares. Such number of shares of Common Stock as may from time to time be required for the purpose shall be reserved for issuance (i) upon conversion of any Preferred Stock which shall be convertible or any obligation of the Corporation convertible into shares of Common Stock and (ii) upon exercise of any options or warrants to purchase shares of Common Stock."

                    3. This amendment to the  Certificate of  Incorporation  has been duly adopted by the vote of the holders of a majority of the outstanding securities of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                    IN WITNESS  WHEREOF,  the  undersigned  have  executed  this
               Certificate as of this 30th day of June, 1993.



                                    Signature
                                    James W. Kennedy
                                    President and Chief
                                      Executive Officer



Attest:



Signature
Thomas M. Lupinski
Secretary
                                       3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            THE FORSCHNER GROUP, INC.



                    The Forschner Group, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                    FIRST:  The name of the Corporation is "THE FORSCHNER GROUP,
               INC."

                    SECOND:  The Certificate of Incorporation of the Corporation
               was filed in the Office of the Secretary of State of the State of Delaware on the 12th day of December, 1974 under the name R.H. Forschner Co., Inc.

                    THIRD:  A  Certificate  of Amendment to the  Certificate  of
               Incorporation was filed in the office of the Secretary of State of Delaware on the 4th day of December, 1983 for the purpose of changing the name of the Corporation to The Forschner Group, Inc.

                    FOURTH:  The purpose of the amendment of the  Certificate of
               Incorporation effected by this Certificate of Amendment is to change the name of the Corporation.

                    FIFTH: To accomplish the foregoing amendment,  Article FIRST of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and a new Article FIRST is inserted in its stead, to read as follows:

                    "FIRST:  The name of the  Corporation is: SWISS ARMY BRANDS,
               INC."

                    SIXTH:  This amendment to the  Certificate of  Incorporation has been duly adopted by the vote of the holders of a majority of the outstanding securities of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                    IN WITNESS  WHEREOF,  the  undersigned  have  executed  this
               Certificate as of this 16th day of May, 1996.





                                    Signature
                                    J. Merrick Taggart
                                    President



Attest:



Signature
Thomas M. Lupinski
Secretary



                                       2